UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
DATE OF REPORT: July 3, 2007
(Date of earliest event reported)
InterMune, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-29801	94-3296648
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3280 BAYSHORE BLVD., BRISBANE, CALIFORNIA	94005
(Address of principal executive offices)	(Zip Code)
(415) 466-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     In connection with InterMune, Inc.’s 2007 reduction in workforce, Thomas Kassberg has departed from his position as InterMune’s Senior Vice President, Corporate Development and Commercial Operations and Cynthia Robinson has departed from her position as InterMune’s Senior Vice President, Development Operations. The departures by Mr. Kassberg and Ms. Robinson became effective July 3, 2007. Both Thomas Kassberg and Cynthia Robinson were executive officers of the Company.
     On July 3, 2007, in connection with the departures of Thomas Kassberg and Cynthia Robinson, InterMune entered into a Separation Agreement and Release of Claims with each of them. The Separation Agreements and Release of Claims, in conjunction with the terms of their respective Employment Agreements, provide for a separation payment, bonus payment, COBRA payment, accelerated vesting of equity stock and an extended period to exercise such vested shares (“Separation Payments”). The Separation Payments are considered to be in addition to the executives’ regular compensation and are fully defined and set forth in their entirety by the Separation Agreements and Release of Claims filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
     The following exhibits are furnished with this report on Form 8-K:

Number	Description

10.1	Separation Agreement and Release of Claims between InterMune, Inc. and Thomas Kassberg dated July 3, 2007.

10.2	Separation Agreement and Release of Claims between InterMune, Inc. and Cynthia Robinson dated July 3, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

Dated: July 10, 2007

INTERMUNE, INC.
(Registrant)

By:	/s/ DANIEL G. WELCH

President and Chief Executive Officer

INDEX TO EXHIBITS

Number	Description

10.1	Separation Agreement and Release of Claims between InterMune, Inc. and Thomas Kassberg dated July 3, 2007.

10.2	Separation Agreement and Release of Claims between InterMune, Inc. and Cynthia Robinson dated July 3, 2007.